Exhibit 2.1

SECOND AMENDMENT

TO

BUSINESS COMBINATION AGREEMENT

This Second Amendment (“Second Amendment”) to the Business Combination Agreement (as defined below) is made and entered into as of January 17, 2025, by and among (i) Distoken Acquisition Corporation, a Cayman Islands exempted company with incorporation number 363925 (“Purchaser”); (ii) Xiaosen Sponsor LLC, a Cayman Islands limited liability company with registration number 3127 (the “Sponsor”); (iii) Youlife Group Inc., a Cayman Islands exempted company with registration number 408752 (“Pubco”); (iv) Youlife I Limited, a Cayman Islands exempted company with registration number 408168 and a wholly-owned subsidiary of Pubco (“First Merger Sub”); (v) Youlife II Limited, a Cayman Islands exempted company with registration number 408169 and a wholly-owned subsidiary of Pubco (“Second Merger Sub”), and (vi) Youlife International Holdings Inc., a Cayman Islands exempted company with registration number 348890 (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement (defined below).

RECITALS:

WHEREAS, Purchaser, the Sponsor, Pubco, First Merger Sub, Second Merger Sub and the Company have entered into that certain Business Combination Agreement, dated as of May 17, 2024 (as amended on November 13, 2024, the “Original Agreement,” and as further amended, including by this Second Amendment, the “Business Combination Agreement”);

WHEREAS, Section 12.9 of the Business Combination Agreement provides that the Business Combination Agreement may be amended, supplemented or modified only by execution of a written instrument signed by each of Purchaser, the Sponsor, Pubco, First Merger Sub, Second Merger Sub and the Company; and

WHEREAS, the Parties now desire to amend the Original Agreement to, among other matters, clarify the recipients of Pubco ADSs.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Business Combination Agreement, the Parties hereto, intending to be legally bound, do hereby acknowledge and agree as follows:

1.             Amendments to Business Combination Agreement.

(a)                Section 1.6(c) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(c) Following the First Merger Effective Time, (i) the Depositary Bank shall distribute the Pubco ADSs to the ADS Recipients in accordance with Section 2.1 and Section 2.2 and the Deposit Agreement; and (ii) Pubco shall distribute Pubco Class A Ordinary Shares to the Company Shareholders pursuant to Section 2.1(a)(ii) and to the Sponsor pursuant to Section 2.2(a).

(b)                Section 2.1(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Company Securities. (i) Each Company Security that is (x) not subject to the Amended Seller Lock-Up Agreement and (y) issued and outstanding immediately prior to the First Merger Effective Time, other than the Company Founder Shares, shall, as of the First Merger Effective Time, be canceled by virtue of the First Merger and converted into the right to receive such number of Pubco Class A Ordinary Shares equal to the Exchange Ratio in the form of Pubco ADS in accordance with Section 1.3(a). (ii) Each Company Security that is (x) subject to the Amended Seller Lock-Up Agreement and (y) issued and outstanding immediately prior to the First Merger Effective Time, other than the Company Founder Shares, shall, as of the First Merger Effective Time, be canceled by virtue of the First Merger and converted into the right to receive such number of Pubco Class A Ordinary Shares in accordance with Section 1.3(a) (which consideration, together with the consideration set forth in Section 2.1(a)(i) shall hereinafter be referred to as the “Company Class A Share Consideration”). All of the Company Securities exchanged for the right to receive Pubco Class A Ordinary Shares (or Pubco Class A Ordinary Shares in the form of Pubco ADS) shall no longer be issued and outstanding and shall automatically be cancelled and shall cease to exist, the register of members of the Company shall be updated promptly at the First Merger Effective Time to reflect such cancellation, and each holder of a share certificate (if any) of the Company previously representing any Company Securities so cancelled shall thereafter cease to have any rights with respect to such securities, except the right to receive the Pubco Class A Ordinary Shares or Pubco ADS, as applicable, into which such Company Securities shall have been converted in the First Merger and as otherwise provided under the Cayman Companies Act.”

(c)                Section 2.2(c) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(c) Purchaser Rights. At the Second Merger Effective Time, (i) each issued and outstanding Purchaser Right shall be automatically converted into such number of Pubco Class A Ordinary Shares in the form of Pubco ADSs, and (ii) each issued and outstanding Purchaser Right beneficially owned by the Sponsor shall be automatically converted into such number of Pubco Class A Ordinary Shares, in each case of (i) and (ii), equal to the number of Purchaser Ordinary Shares that would have been received by the holder thereof if such Purchaser Right had been converted upon the consummation of a Business Combination in accordance with the Purchaser Charter and the IPO Prospectus into Purchaser Ordinary Shares, but for such purposes treating it as if such Business Combination had occurred immediately prior to the Second Merger Effective Time and the Purchaser Ordinary Shares issued upon conversion of the Purchaser Rights had then automatically been converted into Pubco Class A Ordinary Shares (or Pubco Class A Ordinary Shares in the form of Pubco ADSs) in accordance with Section 2.2(a) above. At the Second Merger Effective Time, the Purchaser Rights shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. The holders of certificates previously evidencing Purchaser Rights outstanding immediately prior to the Second Merger Effective Time shall cease to have any rights with respect to such Purchaser Rights, except as provided herein or by Law. Each certificate formerly representing Purchaser Rights shall thereafter represent only the right to receive Pubco Class A Ordinary Shares (or Pubco Class A Ordinary Shares in the form of Pubco ADSs) as set forth herein.”

2.              Miscellaneous. Except as expressly provided in this Second Amendment, all of the terms and provisions in the Original Agreement and the Ancillary Documents are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This Second Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement or any Ancillary Document, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Business Combination Agreement in the Business Combination Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Original Agreement, as amended by this Second Amendment (or as the Business Combination Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Original Agreement, as amended by this Second Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Business Combination Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Original Agreement is materially different from or inconsistent with any provision of this Second Amendment, the provision of this Second Amendment shall control, and the provision of the Original Agreement shall, to the extent of such difference or inconsistency, be disregarded. Sections 12.1 through 12.10, and 12.12 through 12.15 of the Original Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this Second Amendment as if all references to the “Agreement” contained therein were instead references to this Second Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each party hereto has caused this Second Amendment to be signed and delivered by its respective duly authorized officer as of the date first written above.

Purchaser:

DISTOKEN ACQUISITION CORPORATION

By:	/s/ Jian Zhang
Name:	Jian Zhang
Title:	Chief Executive Officer

Sponsor:

XIAOSEN SPONSOR LLC

By:	/s/ Jian Zhang
Name:	Jian Zhang
Title:	Manager

[Signature Page to Second Amendment]

IN WITNESS WHEREOF, each party hereto has caused this Second Amendment to be signed and delivered as of the date first written above.

Pubco:

YOULIFE GROUP INC.

By:	/s/ Wang Yunlei
Name:	Wang Yunlei
Title:	Director

First Merger Sub:

YOULIFE I LIMITED

By:	/s/ Wang Yunlei
Name:	Wang Yunlei
Title:	Director

Second Merger Sub:

YOULIFE II LIMITED

By:	/s/ Wang Yunlei
Name:	Wang Yunlei
Title:	Director

The Company:

YOULIFE INTERNATIONAL HOLDINGS INC.

By:	/s/ Wang Yunlei
Name:	Wang Yunlei
Title:	Director

[Signature Page to Second Amendment]